EXHIBIT 99.1

For Immediate Release

Sandy Spring Bancorp Closes $101 Million Stock Offering

OLNEY, MD, March 23, 2010 -- Sandy Spring Bancorp, Inc. (NASDAQ: SASR), announced today the closing of its previously announced public offering of 7,475,000 shares of its common stock at $13.50 per share, for gross proceeds of approximately $101 million.  The number of shares sold includes 975,000 shares pursuant to the exercise of the underwriters' over-allotment option.  The net proceeds of the offering after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $96 million.

Robert W. Baird & Co. Incorporated acted as sole book-running manager for the offering and Janney Montgomery Scott LLC acted as co-manager.

Sandy Spring has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  These documents may be obtained without charge on the SEC website at www.sec.gov.  Alternatively, copies of the prospectus supplement and the prospectus relating to the offering may be obtained from Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Galleria Level, Milwaukee, Wisconsin 53202-5391, or by calling 1-800-792-2413.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc.  Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland.  Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area.  Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George's counties in Maryland, and Fairfax and Loudoun counties in Virginia.  Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance, and investment management services.

Forward-Looking Statements

This news release may contain statements relating to future events or future results of the Company that are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,”  “plan,” “estimate,” “intend” and “potential,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.”  Forward-looking statements reflect our expectation or prediction of future conditions, events or results based on information currently available.  These forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements.  These risk and uncertainties include, but are not limited to, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2009, including in the Risk Factors section of that report, and in other reports that we file with the SEC.  Forward-looking statements speak only as of the date they are made.  We do not undertake to update forward-looking statements to reflect circumstances or events that occur after such date or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Contact:

          Sandy Spring Bancorp
          Daniel J. Schrider, President
           & Chief Executive Officer
            DSchrider@sandyspringbank.com

          Philip J. Mantua, Executive V.P. &
           Chief Financial Officer
            PMantua@sandyspringbank.com

          1-800-399-5919
          www.sandyspringbank.com
          17801 Georgia Avenue
          Olney, Maryland 20832